UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

Repurchase Plan

On September 11, 2023, Zynex, Inc. (the “Company”) announced that its Board of Directors authorized a 10b5-1 share repurchase plan for up to $10.0 million of the Company’s common stock (the “Repurchase Plan”).

Pursuant to the Repurchase Plan, the Company may purchase from time-to-time outstanding shares of common stock in open market and negotiated purchases, effective September 13, 2023, and continuing for a period of one year or until full use of the $10.0 million, whichever comes first. These repurchases will be made in compliance with the SEC's Rule 10b-18 and Rule 10b-5 under the Securities Exchange Act of 1934, subject to market conditions, available liquidity, cash flow, applicable legal requirements and other factors. The Repurchase Plan does not obligate the Company to acquire any particular amount of common stock and the plan may be suspended or discontinued at any time. The Company expects to finance the purchases with existing cash balances.

The full text of the press release announcing the Repurchase Plan is furnished herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

d)       Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
99.1	Zynex, Inc. Press Release dated September 11, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 11, 2023	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer